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                                             Exhibit 10(b)(iv)

New England Power
     A NEES company


                              May 21, 1996
Mr. John H. Dickson
President
Granite State Energy, Inc.
25 Research Drive
Westboro, MA 01582


                      CONFIRMATION LETTER

   This letter shall confirm the agreement reached on May 21, 1996, between New England Power Company ("NEP") and Granite State
Energy, Inc. ("Buyer") regarding the sale/purchase of energy under the following terms and conditions:

   Buyer to purchase and receive; NEP to sell and deliver:

   CONTRACT          Exclusive, all-requirements service, as
   QUANTITY:         needed to support contracts between Buyer
                     and its retail customers.

   DELIVERY          (1) For service to retail customers served
   POINT(S):         by Granite State Electric Company, a point
                     or points on the NEP transmission system;
                     or
                     (2) For service to retail customers served by Public Service Company of New Hampshire
                     ("PSNH"), a point or points on the NEP
                     transmission system border with PSNH; or
                     (3) For service to retail customers served by UNITIL/Concord, a point or points on the NEP transmission system border with PSNH;
                     or
                     (4) For service to retail customers served by UNITIL/Exeter&Hampton, a point or points on the NEP transmission system border with PSNH; or
                     (5) For service to retail customers served by the New Hampshire Electric Cooperative,
                     Inc. ("NHEC") which are served off of the PSNH transmission system, a point or points on the PSNH transmission system border with NHEC; or
                     (6) For service to retail customers served by NHEC which are served off of the Central
                     Vermont Public Service Company ("CVPS")
                     transmission system, a point or points on the CVPS transmission system border with NHEC; or



25 Research Drive
Westborough, MA 01582-0010
Telephone: 508-389-2000
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Granite State Energy, Inc.
Confirmation Letter
page 2


    (7) For service to retail customers served by NHEC which are served off of the NEP transmission system, a point or points on the NEP transmission system; or
    (8) For service to retail customers served by Connecticut Valley Electric Company
    ("CVEC"), a point or points on the CVPS
    transmission system border with CVEC; or
    (9) Such other points as otherwise agreed between NEP and Buyer.

    In the event that NHEC obtains transmission service for its retail customers across the PSNH transmission system then the Delivery
    Point for point 5 above shall be a point or points on the NEP transmission system border with PSNH.

CONTRACT            The Energy Charge Rate for energy delivered
PRICE:              during On-Peak hours (as defined below)
                    shall be as follows:

    June '96 - Oct '96: $26.00 per MWh
    Nov '96 - May '97: $26.80 per MWh
    June '97 - Oct '97: $24.55 per MWh
    Nov '97 - May '98: $25.25 per MWh

    The Energy Charge Rate for energy delivered during Off-Peak hours (as defined below) shall be as follows:

    June '96 - Oct '96: $19.90 per MWh
    Nov '96 - May '97: $21.00 per MWh
    June '97 - Oct '97: $19.90 per MWh
    Nov '97 - May '98: $19.55 per MWh

    A Reservation Charge Rate of $2.50 per MWh shall apply to each MWh delivered during On-Peak and Off-Peak hours; provided, however, that the Reservation Charge Rate will be $1.25 per MWh, during periods when
    NEP is the sole supplier of energy to
    Buyer, should Buyer add language in a form acceptable to NEP on Buyer's promotional and/or billing materials indicating that
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Granite State Energy, Inc.
Confirmation Letter
page 3

    NEP is Buyer's supplier of energy for the New Hampshire Pilot Program.

    On-Peak hours shall be from 7:01 AM to
    10:00 PM, Monday through Friday, excluding holidays. All other hours shall be considered Off-Peak hours.

    The above Energy Charge Rates and
    Reservation Charge Rates are applicable
    only to (i) contracts between Buyer and its retail customers which are executed on or before July 15, 1996 and (ii) a maximum of 50 MW of hourly energy for such contracts.
    Contracts between Buyer and its retail
    customers which are executed after July 15, 1996 or which exceed the 50 MW limit will be served under a separate agreement between NEP and Buyer.

PERIOD OF           For all sales from Buyer to its retail
DELIVERY:           customers, commencing with the start of
                    service under the New Hampshire Retail
                    Pilot Program and ending upon the
                    termination of service under the New
                    Hampshire Retail Pilot Program.

    Buyer may terminate service under this
    Confirmation prior to June 1, 1997;
    provided, however (i) Buyer provides NEP with thirty days written notice prior to such termination; (ii) following termination, Buyer utilizes its own own-load dispatch at NEPOOL to account for its load and resources; (iii) NEP provides
    100% of the energy and capacity needed to meet Buyer's own-load requirements from termination through May 31, 1997 ("Period
    A"); and (iv) NEP provides a minimum of 50% of the energy and capacity needed to meet
    Buyer's own-load requirements from June 1, 1997 through May 31, 1998 ("Period B"). The rates and terms under which NEP will provide such energy and capacity will be established under separate agreement, such agreement to be negotiated in good faith between NEP and Buyer; provided, however
    (i) the energy and reservation rates
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Granite State Energy, Inc.
Confirmation Letter
page 4

    rates during Period A shall not exceed the rates contained in this Confirmation plus any incremental costs incurred by NEP, if any, to provide such service; (ii) the reservation rates during Period B shall not exceed the rate contained in this Confirmation; and (iii) the average annual energy rate during Period B shall not exceed the following:

    Energy Price = (A x Oil Price) + (B x Gas
    Price) + C

    where:

    A, B            are constants, expressed in million
                    Btu per MWh. "A" shall equal 4.74
                    during On-Peak hours and 1.76
                    during Off-Peak hours. "B" shall
                    equal 4.74 during On-Peak hours
                    and 1.76 during Off-Peak hours;

    C               is a constant, expressed in $ per
                    MWh, and shall equal 2.61 during
                    On-Peak hours and 10.22 during
                    Off-Peak hours;

    Oil
    Price           is the average of the daily low
                    quotations for cargo delivery of
                    1.0% sulphur #6 residual fuel oil
                    into New York Harbor, as reported
                    during the billing period by
                    Platt's Market Scan, expressed in $
                    per million Btu; and

    Gas
    Price           is the arithmetic average of the
                    daily settlement prices for the
                    last three days that the NYMEX
                    Contract for the month of delivery
                    trades, as reported in the Wall
                    Street Journal, expressed in $ per
                    million Btu. NYMEX Contract shall
                    mean the New York Mercantile
                    Exchange Natural Gas Futures
                    Contract as approved by the
                    Commodity Futures Trading
                    Commission for the purchase and
                    sale of natural gas at Henry Hub.

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Granite State Energy, Inc.
Confirmation Letter
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OTHER:              The following condition(s) precedent must
                    be satisfied prior to the effectiveness of this Confirmation (i) Buyer and NEP have obtained all necessary regulatory approvals including, but not limited to, approvals from the Securities and Exchange Commission under the Public Utility Holding Company Act and the Federal Energy Regulatory Commission, and (ii) the start of service from Buyer to its retail customers prior to September 1, 1996.

    For purposes of calculating the Energy and Reservation Charges, the number of MWh's delivered during On-Peak hours shall be determined by summing all of the hourly loads assigned to Buyer by the various distribution companies during On-Peak hours plus Buyer's allocation of transmission losses, if any, which were provided by NEP.

    For purposes of calculating the Energy and Reservation Charges, the number of MWh's delivered during Off-Peak hours shall be determined by summing all of the hourly loads assigned to Buyer by the various distribution companies during Off-Peak hours plus Buyer's allocation of transmission losses, if any, which were provided by NEP.

    Buyer shall provide NEP with copies of all of the load reports it receives from each distribution company which indicate the hourly loads assigned by each distribution company to Buyer.

    The Contract Price shown above does not
    include any costs for transmission from
    NEP's generation sources to the Delivery
    Points. NEP will be responsible for making any necessary transmission arrangements and for supplying any losses from its generation source(s) to the Delivery
    Point(s). In addition to the above Energy and Reservation Charges, Buyer shall reimburse NEP for the costs incurred for such transmission service.
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Granite State Energy, Inc.
Confirmation Letter
page 6

    Notwithstanding anything to the contrary herein, to the extent that the costs incurred in delivering energy under this Agreement later change due to the use of formula rates, governmental order, or as a result of actions otherwise beyond the reasonable control of NEP, NEP shall bill and Buyer shall pay any such incremental costs incurred by NEP.

    This Confirmation Letter is being provided pursuant to and in accordance with the New England Power Company FERC Electric Tariff Original Volume No. 5 Waiver and Service Agreement to Implement Retail Sales Under New Hampshire Pilot Program filed with the Federal Energy Regulatory Commission on April 16, 1996 in Docket No. ER96-1585-000, ("Agreement") between NEP and Buyer, and constitutes part of and is subject to all of the terms and provisions of such Agreement. Terms used but not defined herein shall have the meanings ascribed to them in the Agreement.

    Please confirm that the terms stated herein accurately reflect the agreement reached NEP and Buyer by returning an executed copy of this letter to Buyer. Your response should reflect the appropriate Party in your organization who has the authority to enter into this Transaction.


GRANITE STATE ENERGY, INC.

s/John H. Dickson

Title:  President


NEW ENGLAND POWER COMPANY

s/Jeffrey Tranen

Title:  President